Exhibit 99.1

Investor Contact:	Dow Jones & Company
Mark Donohue	200 Liberty Street
Director, Investor Relations	New York, NY 10281
(609) 520-5660

Media Contact:
Amy Wolfcale
Vice President, Corporate Communications
(212) 416-3213

DOW JONES SETS NEW STRUCTURE AND LEADERSHIP TEAM

Company to Host Conference Call Today at 11 A.M. EST

NEW YORK (Feb. 22, 2006)—Dow Jones & Company (NYSE: DJ) today established a new organizational structure designed to integrate franchises, sharpen focus on market opportunities, provide more value to customers, improve operational execution, and enhance journalistic excellence.

Dow Jones will now organize and report its business around three markets: consumer media, enterprise media, and community media.  The Company was previously organized around its channels of distribution – print publishing, electronic publishing and community newspapers.   This new approach will better align Dow Jones’ organizational structure, leadership team, and franchises with its strategic and financial goals.  It will also increase efficiency and accountability for results by reducing management layers, streamlining management processes, and decentralizing a number of corporate functions.

The new structure is expected to result in cost savings of approximately $8 million per year, largely as a result of eliminating about 20 net positions, after incurring one-time costs of approximately $14 million to cover severance and other costs.  Of this amount, $2.8 million was recorded in the fourth quarter of 2005, and the remainder will be recorded as a special item in the first quarter of 2006.

“This new structure and leadership team is a major first step in transforming Dow Jones from a channel-focused publishing company to a franchise, market, and customer-focused media company,” said Richard F. Zannino, chief executive officer of Dow Jones.  “By organizing around markets and customers and integrating print, online and other media for each of our franchises, we will increase the value we provide to our customers, improve our efficiency, execution and decision-making, reduce costs and be better positioned to exploit growth opportunities in the consumer, enterprise and local media markets.”

“This new structure and leadership team also will accelerate the pursuit of our strategic vision which is to be everywhere our customers want us to be with high-quality, differentiated, indispensable and conveniently accessible news, information and insight, profitably monetizing it in all media channels, and consistently generating above-market earnings growth and total shareholder returns,” Mr. Zannino concluded.

The three new business groups will be organized as follows:

Consumer Media Group

The Consumer Media Group will include The Wall Street Journal Franchise (including domestic and international print, online, television and radio); Barron’s Franchise (including print, online and conferences); MarketWatch Franchise (including online, newsletters, television and radio); and consumer-facing joint ventures (including SmartMoney and Vedemosti).  It will be led by L. Gordon Crovitz, who will become executive vice president of Dow Jones, president of Dow Jones Consumer Media Group, and publisher of The Wall Street Journal Franchise.  The priorities of this group will be to grow and monetize Dow Jones’ consumer franchises in all channels of distribution, maximize online growth across all Dow Jones brands, significantly improve operating margins, and develop large new growth vehicles in attractive adjacent markets, especially electronic.

Reporting to Mr. Crovitz will be the following executives:

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Judy Barry, senior vice president, advertising sales and marketing, The Wall Street Journal, responsible for all U.S. print Journal advertising sales and marketing activities

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Ed Finn, president, Barron’s Franchise

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Paul Gigot, editor of the editorial page, The Wall Street Journal Franchise

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Michael Henry, vice president, Dow Jones Integrated Solutions

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Todd Larsen, chief operating officer, Consumer Media Group with responsibility for strategy, planning, franchise development and partnerships, as well as operational oversight of  web sites and online advertising, television, radio and international operations for all consumer franchises, print Journal production and other operations

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Ann Marks, vice president, Dow Jones, senior vice president and chief marketing officer, Consumer Media Group with responsibility for brand marketing, circulation marketing and sales, research and publicity for all consumer franchises

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Paul Steiger, managing editor, The Wall Street Journal Franchise, responsible for news operations of all print and online editions of the Journal

Enterprise Media Group

The Enterprise Media Group will include Dow Jones Newswires, Dow Jones Licensing Services, Dow Jones Indexes, Dow Jones Financial Information Services, Dow Jones Reprints and Permissions; and enterprise-facing joint ventures (including Factiva and Stoxx).  It will be led by Clare Hart, who was previously CEO of the Company’s Factiva joint venture with Reuters, and has now joined the Company as executive vice president of Dow Jones and president of Dow Jones Enterprise Media Group.  Ms. Hart will also be chairperson of Factiva.  The priorities of this group will be to grow and monetize Dow Jones’ enterprise franchises in all media channels and develop large new growth vehicles in attractive adjacent markets.

Reporting to Ms. Hart will be the following executives:

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Jeff Davis, president, Dow Jones Licensing Services

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Paul Ingrassia, president, Dow Jones Newswires

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Mike Petronella, president, Dow Jones Indexes and Ventures

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Scott Schulman, president, Dow Jones Financial Information Services

Community Media Group

The Community Media Group will include the Company’s portfolio of 15 daily and 19 weekly Ottaway community newspaper properties in nine states.  It will be led by John Wilcox, who will become senior vice president of Dow Jones, president of Dow Jones Community Media Group and chairman and CEO of Ottaway Newspapers, Inc.  The priorities of this group will be to increase profits by leveraging local brands and content strengths through expansion in Internet and other local media.

Reporting to Mr. Wilcox will be the following executives:

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Ken Hall, vice president, news

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John Kinney, senior vice president, operations

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Andrew Langhoff, vice president, Internet development and general counsel

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Jim Moss, chief franchise development officer

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Kady Paffenroth, vice president, human resources

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Ron Regan, vice president, information systems

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Bill Zurilla, chief financial officer

Mr. Crovitz, Ms. Hart, and Mr. Wilcox will report to Mr. Zannino.  Also reporting to him will be: William Godfrey, vice president, chief information technology officer; James Scaduto, vice president, human resources; Joseph  Stern, senior vice president, general counsel; and Christopher Vieth, vice president and chief financial officer.

Financial Information

Annual segment and statistical financial information for 2003 through 2005 for the Company as if it had been organized around these new segments and business lines is attached.  Quarterly information may be found on the company’s website at www.dowjones.com/ir.

Biographical Information

 Biographical information about executives in the consumer media group, the enterprise media group, the community media group and the corporate staff is attached.

Conference Call this Morning

The Company will host a conference call at 11 a.m. EST today.  The call can be accessed via a live dial-in conference line by dialing 877-407-9205, or via Web cast through the Investor Relations section of the Company’s Web site, www.dowjones.com.   A replay of the conference call and the full text of the prepared remarks will be available on the Company’s Web site in the Investor Relations section shortly after the call concludes.

# # #

About Dow Jones & Company

In addition to The Wall Street Journal and its international and online editions, Dow Jones & Company (NYSE: DJ; www.dowjones.com) publishes Barron’s and the Far Eastern Economic Review, Dow Jones Newswires, Dow Jones Indexes, MarketWatch, and the Ottaway group of community newspapers.  Dow Jones is co-owner with Reuters Group of Factiva and with Hearst of SmartMoney.  Dow Jones also provides news content to CNBC in the U.S. and operates The Wall Street Journal Radio Network in the U.S.

Information Relating To Forward-Looking Statements:
This press release contains forward-looking statements, such as those including the words "believe," "expect," "intend," "estimate," "anticipate," "will," “plan,” "outlook," "guidance," "forecast" and similar expressions, that involve risks and uncertainties that could cause actual results to differ materially from those anticipated including: the cyclical nature of the Company's business and the strong, negative impact of economic downturns on advertising revenues, particularly in the Company's core B2B advertising market; the risk that inconsistent trends across major advertising categories, such as technology and finance, will continue and that B2B advertising levels, particularly in technology and finance, may or may not return to historical levels; the Company's ability to expand and diversify the Journal Franchise's market segment focus beyond finance and technology; the Company's ability to limit and manage expense growth, especially in light of its prior cost cutting, its growth initiatives and its new organizational structure; intense competition for ad revenues and readers the Company's products and services face; the impact on the future circulation of the Journal and community newspapers that may be caused by the declining frequency of regular newspaper buying by young people; with respect to the new Weekend Edition, the risks that it may not generate anticipated advertising revenues, resulting in greater losses than expected in its first two years of operation, and that it may draw advertising away from the Journal’s other consumer advertising sections;  the impact on online advertising revenues of fluctuations or decreases in Web site traffic levels; with respect to Newswires and other subscription-based products and services, the negative impact of business consolidations and layoffs in the financial services industry on sales; the uncertainties relating to the Company's guarantee to Cantor Fitzgerald Securities and Market Data Corporation; and such other risk factors as may be included from time to time in the Company's reports filed with the Securities and Exchange Commission and posted in the Investor Relations section of the Company's web site (www.dowjones.com). The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Dow Jones & Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

(in thousands, except per share amounts)	Twelve Months Ended December 31
	2005	2004	2003
Revenues (*):
Advertising	$961,288	$946,325	$871,817
Information services	372,098	294,067	255,055
Circulation and other	436,304	431,066	421,613
Total revenues	1,769,690	1,671,458	1,548,485

Expenses:
News, production and technology	560,988	513,808	483,709
Selling, administrative and general	649,250	584,714	540,529
Newsprint	126,449	115,067	105,066
Print delivery costs	192,027	186,856	188,662
Depreciation and amortization	108,301	104,907	106,014
Restructuring	11,367	3,932	(18,408)
Total operating expenses	1,648,382	1,509,284	1,405,572

Operating income	121,308	162,174	142,913

Other income (expense):
Investment income	2,127	520	7,771
Interest expense	(19,255)	(3,740)	(2,830)
Equity in earnings of associated companies	14,090	2,375	2,869
Write-down of equity investments	(35,865)	-	-
Gain on disposition of investments	22,862	3,260	18,699
Gain on resolution of Telerate sale loss contingencies	-	-	59,821
Contract guarantee	(4,090)	(6,933)	(9,523)
Other, net	2,434	(1,571)	1,138

Income before income taxes and minority interests	103,611	156,085	220,858
Income taxes	43,216	58,578	51,704
Income before minority interests	60,395	97,507	169,154
Minority interests in losses of subsidiaries	-	2,041	1,445
Net income	$60,395	$99,548	$170,599

Net income per share:
Basic	$.73	$1.22	$2.09
Diluted	.73	1.21	2.08

Weighted-average shares outstanding:
Basic	82,751	81,878	81,593
Diluted	83,189	82,285	81,950

(*) Dow Jones Online subscription revenue was reclassified for all periods presented from Information Services revenue to Circulation revenue.

Dow Jones & Company, Inc.
Segment Information
(Unaudited)

(dollars in thousands)	Twelve Months Ended
	December 31
	2005	2004	2003
Revenues:
Consumer media (1)	$1,042,656	$1,025,782	$982,278
Enterprise media (2)	380,340	304,232	255,222
Community media (3)	346,694	341,444	310,985
Consolidated revenues	$1,769,690	$1,671,458	$1,548,485

Operating income (loss):
Consumer media	$(2,557)	$34,843	$4,911
Enterprise media	91,502	75,676	71,039
Community media	79,749	89,115	80,993
Corporate	(36,019)	(33,528)	(32,438)
Segment operating income	132,675	166,106	124,505

Restructuring	(11,367)	(3,932)	18,408
Consolidated operating income	$121,308	$162,174	$142,913

Operating margin:
Consumer media	(0.2)%	3.4%	0.5%
Enterprise media	24.1%	24.9%	27.8%
Community media	23.0%	26.1%	26.0%
Segment operating margin	7.5%	9.9%	8.0%

Depreciation and amortization (D&A):
Consumer media	$72,296	$76,897	$78,659
Enterprise media	23,279	16,170	14,658
Community media	12,576	11,675	12,050
Corporate	150	165	647
Consolidated D&A	$108,301	$104,907	$106,014

(1) Consumer Media includes The Wall Street Journal Franchise (including domestic and international print, online, television and radio); Barron’s Franchise (including print, online and conferences); and MarketWatch Franchise (including online, newsletter, television and radio)

(2) Enterprise Media includes Dow Jones Newswires, Dow Jones Financial Information Services, Dow Jones Licensing Services and Dow Jones Indexes/Ventures
(3) Community Media includes the Company’s portfolio of 15 daily and 19 weekly Ottaway community newspaper properties in nine states

Dow Jones & Company, Inc.
Supplemental Segment Revenue Information
(Unaudited)

	Twelve Months Ended
(in thousands)	December 31,
	2005	2004	2003
Consumer media:
U.S. media (1):
Advertising	$650,804	$639,785	$596,683
Circulation and other	316,221	304,188	303,778
Total for U.S. media	967,025	943,973	900,461

International media (2):
Advertising	46,559	48,630	47,674
Circulation and other	29,072	33,179	34,143
Total for international media	75,631	81,809	81,817

Total consumer media
Advertising	697,363	688,415	644,357
Circulation and other	345,293	337,367	337,921
Total for consumer media	$1,042,656	$1,025,782	$982,278

Enterprise media:
Dow Jones Newswires/FIS	$257,699	$237,315	$203,165
Dow Jones Indexes/Ventures	66,358	53,398	40,246
Dow Jones Licensing Services	56,283	13,519	11,811
Total enterprise media	$380,340	$304,232	$255,222

Community media:
Advertising	$261,797	$255,766	$227,461
Circulation and other	84,897	85,678	83,524
Total community media	$346,694	$341,444	$310,985

Total segment revenues	$1,769,690	$1,671,458	$1,548,485

(1) Includes the domestic Wall Street Journal Franchise (including print, online, television and radio);  Barron’s Franchise (including print, online and conferences); and MarketWatch Franchise (including online, newsletters, television and radio)

(2) Includes the international editions of the Journal and the Far Eastern Economic Review

Dow Jones & Company, Inc.
Supplemental Segment Statistical Information
(Unaudited)

	Twelve Months Ended
	December 31,
	2005	2004	2003
Advertising volume increase/(decrease):
The Wall Street Journal:
General	1.2%	4.0%	(3.5)%
Technology	(8.1)	(23.8)	2.9
Financial	(14.9)	7.0	(15.8)
Classified	12.4	8.9	14.1
Total	(0.7)	(0.5)	(1.3)

The Wall Street Journal Asia	2.3	(3.3)	2.0
The Wall Street Journal Europe	1.6	(3.5)	9.3
Barron’s	(12.5)	11.7	(16.0)

Dow Jones Online statistics:
WSJ.com paid subscribers	768,000	712,000	689,000
Average monthly unique visitors to WSJ.com	3,771,000	3,119,000	1,896,000
WSJ.com average monthly page views	96,808,000	73,467,000	62,659,000
Average monthly unique visitors to marketwatch.com	5,968,000	6,914,000	6,604,000
marketwatch.com average monthly page views	189,709,000	n/a	n/a

Dow Jones Online paid subscribers	768,000	712,000	689,000
Average monthly unique visitors to Dow Jones Online(1)	8,618,000	8,894,000	8,366,000
Average monthly page views to Dow Jones Online	286,247,000	n/a	n/a

Other:
Dow Jones Newswires terminals	304,000	298,000	293,000
Ottaway Newspapers linage	(2.6)%	4.2%	(1.6)%

(1) Average monthly unique visitors to Dow Jones Online is from NielsenNetRatings. The 2005 amount includes
WSJ.com, MarketWatch.com, BigCharts.com, Barron's Online, and the Journal's other vertical websites. The
2004 and 2003 amounts represent comparable unduplicated audience (i.e., unique visitors).

Dow Jones Executive Biographies

Consumer Media Group

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L. Gordon Crovitz is executive vice president of Dow Jones, president of the Company’s Consumer Media Group and publisher of The Wall Street Journal Franchise.  He is responsible for the Company’s media operations serving consumers, including The Wall Street Journal and The Wall Street Journal Online, Barron’s and Barron’s Online, MarketWatch and the Company’s other Web properties as well as television, video and audio, and the Company’s SmartMoney and Vedomosti joint ventures.  Prior to assuming his present position in February 2006, Mr. Crovitz served since October 1998 as senior vice president of Dow Jones and president of the Electronic Publishing group, where he was responsible for the Company’s Dow Jones Newswires, Financial Information Services, Dow Jones Indexes and Dow Jones Consumer Electronic Publishing businesses, which included The Wall Street Journal Online, Barron’s Online and MarketWatch.  During this time, electronic publishing revenues doubled to more than $500 million, operating income tripled to more than $110 million and the operating margin grew to more than 22% from less than 5%. Earlier, Mr. Crovitz was vice president, planning and development, with responsibility for identifying new business strategies and opportunities for the Dow Jones and its major business units. He previously had spent six years in Hong Kong for Dow Jones, where he held various positions, including editor and publisher of the Far Eastern Economic Review, a Dow Jones magazine; managing director of Dow Jones Telerate’s Asia/Pacific region; and chairman of the Dow Jones Asia Regional Committee.   Mr.  Crovitz began his career at Dow Jones in 1981 as an editorial writer for The Wall Street Journal and held several editorial positions at the Journal, where he earned a number of awards for commentary, including a Gerald Loeb Award for business commentary.  Mr. Crovitz, who was named one of the top ten business innovators for 2004 by the New York Executive Council, serves on the Rhodes scholar selection committee, the board of the Downtown-Lower Manhattan Association and an investment advisory committee of Media Technology Ventures.  He received a bachelor’s degree from the University of Chicago, earned a law degree at Wadham College, Oxford University, as a Rhodes scholar, and a doctor of laws degree from Yale Law School.

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Judy Barry joined Dow Jones in September 2004 and is senior vice president, advertising sales and marketing for The Wall Street Journal Franchise.  During her career, she has held senior advertising and planning positions at a number of publications, including The New York Times, The Los Angeles Times, and The Washington Post.  She also previously ran her own consulting company, specializing in providing strategic advice to many of the nation’s most prestigious publications and marketing companies, and served as vice president of sales and business development for an Internet startup.  Ms. Barry earned a bachelor’s degree from Barnard College at Columbia University and an M.B.A. from Harvard Business School.

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Edwin A. Finn, Jr., is president, Barron’s Franchise.  Mr. Finn became managing editor of Barron’s in May 1993, was named editor in March 1995 and president in January 1998.  He is also chairman and editorial director of SmartMoney, The Wall Street Journal Magazine of Personal Business, co-owned by Dow Jones and Hearst Communications, Inc. where he also oversees SmartMoney.com and its licensing business and custom-publishing operations. Mr. Finn joined Dow Jones in 1980 as a national copyreader for The Wall Street Journal and became an editor at the foreign desk and later served as a reporter in the Journal’s Dallas Bureau.  He has previously held editorial positions at Forbes magazine and was editor of the American Banker, a daily trade newspaper. Early in his career, Mr. Finn served as assistant managing editor of the weekly Blackstone Valley Tribune and as editor of the daily Southbridge News, both in his home state of Massachusetts. Mr. Finn has a bachelor’s degree from Tufts University and a master’s degree in international banking and finance from Columbia School of International and Public Affairs.

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Paul A. Gigot is the editor of the editorial page, The Wall Street Journal Franchise.  Since September 2001, he has been responsible for the newspaper’s editorials, op-ed articles and leisure and arts criticism, as well as the editorial pages of the Journal’s Asian and European editions and the OpinionJournal.com Web site. In 2004 he also became responsible for the Hong Kong-based Far Eastern Economic Review, when that magazine changed to a monthly from a weekly.  He joined the Journal in 1980 as a reporter in Chicago, and in 1982 moved to Hong Kong as an Asia correspondent, where he earned an Overseas Press Club award for his reporting on the Philippines.  In 1984, he was named the first editorial page editor of The Asian Wall Street Journal. In 1987, he was assigned to Washington, where he contributed editorials and a weekly column on politics, “Potomac Watch,” which earned the 2000 Pulitzer Prize for commentary.  He has also worked for the Far Eastern Economic Review in Hong Kong and National Review in New York.  Mr. Gigot is a graduate of Dartmouth College, where he was chairman of the daily student newspaper.

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Michael Henry is vice president of Dow Jones Integrated Solutions, the Company's corporate marketing unit charged with the creation of differentiated cross-media marketing programs. Mr. Henry has previously held a number of positions at Dow Jones, including vice president, sales and marketing, Consumer Electronic Publishing (CEP), national advertising sales director for CEP, and eastern region advertising sales manager for The Wall Street Journal Online.  Before joining Dow Jones in May 1997, Mr. Henry was an Internet company business manager and print advertising sales director for International Business magazine.  He also worked for Euromoney PLC in New York.  Mr. Henry holds a bachelor's degree in economics from Bucknell University.

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Todd H. Larsen is chief operating officer, Consumer Media Group.  From March 2003 until February 2006, he was the president of Consumer Electronic Publishing (CEP), a unit of Dow Jones’s Electronic Publishing group.  In this role, he oversaw the Company’s consumer Internet properties, including The Wall Street Journal Online at WSJ.com; MarketWatch.com, Barron’s Online; and the Journal’s network of free vertical Web sites. CEP also included MarketWatch Information Services, a licensing unit that provides data, tools and news to other Web sites and wireless devices; and the Dow Jones radio operations, including MarketWatch Radio and The Wall Street Journal Radio Network.   From 2001 to 2003, Mr. Larsen was the general manager for the division.  Under Mr. Larsen's management, CEP went from a large operating loss in 2001 to positive operating income in 2005 of more than $30 million.  During this period, revenues doubled, even without the acquisition of MarketWatch a year ago, which nearly doubled revenues for the group again.  Mr. Larsen joined Dow Jones in September 1999 as director of strategic planning and development.   Earlier, he was a senior associate in the Communications, Media and Technology practice at Booz, Allen & Hamilton in New York and he previously spent five years at Saatchi & Saatchi Advertising and Jordan, McGrath, Case & Taylor.  Mr. Larsen received a bachelor’s degree from Colgate University and an M.B.A. from Columbia Business School.

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Ann Marks, who joined the company in 1999 as vice president, chief marketing officer, is vice president, Dow Jones and senior vice president and chief marketing officer of the Consumer Media Group.  Ms. Marks previously had been vice president of marketing for American Express Publishing since 1996, responsible for all aspects of marketing for "Travel & Leisure" magazine and launched "Travel & Leisure Golf" and "Travel & Leisure Family."  From 1981 until 1996, she worked in various marketing roles for coffee products at Kraft General Foods, rising to the post of vice president of marketing for the Maxwell House Coffee Company.  Ms. Marks received numerous industry awards while at Kraft General Foods, including Effie Awards, a Clio Award, Advertising Excellence Awards and an AMA Gold Award.   Ms. Marks has a bachelor of science degree in accounting/management and an M.B.A. in finance/marketing from the University of Pennsylvania’s Wharton School of Management.

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Paul E. Steiger is managing editor, The Wall Street Journal Franchise overseeing U.S. and international print and online editions.  Mr. Steiger has served as the managing editor of The Wall Street Journal since 1992.  Under his leadership, The Wall Street Journal’s reporters and editors have earned 14 Pulitzer Prizes.  Mr. Steiger joined the Journal in 1966 as a reporter in the San Francisco bureau.  In 1968, he moved to the Los Angeles Times and was its business editor from 1978 until he rejoined the Journal in 1983.  In 2005, Mr. Steiger was elected chairman of the Committee to Protect Journalists, a New York-based nonprofit organization founded in 1981 to promote press freedom by working for the rights of journalists world-wide. Also in 2005, Mr. Steiger was honored with the “Decade of Excellence” award from the World Leadership Forum. In 2002, Mr. Steiger was selected as the first recipient of the American Society of Newspaper Editors’ Leadership Award, honoring his more than a decade of strong leadership at The Wall Street Journal.  The John E. Anderson Graduate School of Management at UCLA honored him with the 2002 Gerald Loeb Award for lifetime achievement.  Also in 2002, he was awarded the Columbia Journalism Award, given to honor a “singular journalistic performance in the public interest” and the highest honor award by the Columbia University School of Journalism.  He was named a 2001-2002 Poynter Fellow by Yale University. The National Press Foundation awarded him the 2001 George Beveridge Editor of the Year Award for qualities that produce excellence in media.  In March 1999, he was elected to the Pulitzer Prize Board.  Mr. Steiger personally earned three Gerald Loeb Awards and two John Hancock Awards for his economics and business coverage.  He is co-author of the book, “The ‘70’s Crash and How to Survive It,” published in 1970.  Mr. Steiger graduated from Yale University with a bachelor’s degree in economics.

Enterprise Media Group

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Clare Hart will become executive vice president, Dow Jones and president of the Enterprise Media Group effective March 1, 2006.  She will be responsible for the Company’s media operations serving businesses, including Dow Jones Newswires, Dow Jones Licensing Services, Dow Jones Indexes, Dow Jones Financial Information Services, Dow Jones Reprints and Permissions and the Company’s enterprise-facing joint ventures (including Factiva and Stoxx).  Ms. Hart has served since 2000 as president and chief executive officer of Factiva, a joint venture between Dow Jones and Reuters, which provides essential business news and information to business professionals.   During her tenure, Factiva grew to No. 1 in its industry from No. 3, reaching $280 million in annual revenues and serving some 1.8 million users at enterprise worldwide.  Ms. Hart will also be chairperson of Factiva’s Board of Directors. Factiva was recently recognized with the 2005 Rogen Award for Business Excellence. Additionally, Ms. Hart was recently named a Ten Award recipient by the Executive Council of New York for leadership and innovation and awarded the 2005 Women’s Venture Fund Highest Leaf Award.  Ms. Hart is on the Software Information Industry Association Board of Directors and was previously on the Board of Directors of the Society of Competitive Intelligence Professionals.  She is a member of the Society of Competitive Intelligence Professionals and the Special Libraries Association.  Ms. Hart received a bachelor of sciences degree in finance and computer systems management from Drexel University and also has an M.B.A. from Rider University.

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Jeff Davis is president, Dow Jones Licensing Services and has been general manager, MarketWatch Licensing Services since 2004, which designs, builds and licenses highly customized financial tools, applications and news to over 600 clients globally.   Mr. Davis has more than 20 years experience in the financial services industry.  Prior to joining MarketWatch, he was president and chief operating officer of Thinking Investments, Inc. and held senior management positions at the Institutional Division of Data Broadcasting Corporation (now Interactive Data Corporation) and in the financial services divisions of ADP and Citibank.  Before entering the financial services industry, Mr. Davis spent six years in sales and sales management roles with LEXIS/NEXIS.   He received a bachelor’s degree from Miami University and an M.B.A. from New York University.

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Paul J. Ingrassia has served as president of Dow Jones Newswires since January 1998.   Dow Jones Newswires comprises all of Dow Jones’ business and financial newswires.  Mr. Ingrassia joined the company in 1977 as a reporter for The Wall Street Journal.  In 1993, while Detroit bureau chief, Mr. Ingrassia and then Detroit deputy bureau chief Joseph White were awarded a Pulitzer Prize for beat reporting for their 1992 coverage of the management turmoil at General Motors Corp. Mr. Ingrassia and Mr. White are the authors of “Comeback: The Fall and Rise of the American Automobile Industry,” which was published in 1994.  Mr. Ingrassia received a bachelor’s degree in journalism from the University of Illinois at Urbana, where he was editor in chief of the student newspaper, and a master’s degree in journalism from the University of Wisconsin at Madison.

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Michael A. Petronella is president, Dow Jones Indexes and Ventures and has overseen the unit that markets and sells all Dow Jones indexes for countries, regions, sectors and industry groups since its inception in January 1997.   Mr. Petronella is a member of the Supervisory Board of STOXX Ltd., a joint venture with Deutsche Boerse AG and SWX Swiss Exchange.   He joined Dow Jones in September 1974 and held a number of accounting and budget positions at the company.  Mr. Petronella received a bachelor’s degree in accounting and an M.B.A. from Rider University.

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Scott D. Schulman is president, Dow Jones Financial Information Services, which produces leading databases, newsletters, conferences, directories and other information services for targeted markets. These products serve sectors including venture capital, private equity, corporate governance, bankruptcy and other areas.  Mr. Schulman has previously held a number of positions at Dow Jones, including chief strategy officer, senior vice president for sales and marketing of The Wall Street Journal and president of Consumer Electronic Publishing. Mr. Schulman serves on the boards of directors of Smart Money, as well as of the Ad Council, the Council of Better Business Bureaus and the American Advertising Federation. Before joining Dow Jones in May 1999, Mr. Schulman had been a partner in the Communications, Media and Technology practice at Booz Allen Hamilton.  Mr. Schulman received a bachelor’s degree from Duke University and an M.B.A. from Harvard Business School.

Community Media Group

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John N. Wilcox is senior vice president of Dow Jones, president of Dow Jones Community Media Group and chairman and CEO of Ottaway Newspapers. He served as president of Ottaway since 2003. Mr. Wilcox joined the advertising staff of the Free Press of Mankato, Minnesota in 1970, nine years before the paper was acquired by Ottaway Newspapers. He subsequently worked in marketing and circulation before taking on roles as general manager and publisher of several Ottaway papers, most recently the Cape Cod Times. He was named executive vice president of Ottaway Newspapers in 2002. Mr. Wilcox serves on the Board of Directors of Inland Press Association and on the American Press Institute’s N2 (Newspapers Next) taskforce.  He is a graduate of Minnesota State University with degrees in political science and business administration and a minor in journalism.  He participated in the Advanced Executive Program at Northwestern University. His family has been in the newspaper business for more than a century. His grandfather, father and brother were newspaper publishers; his mother was a columnist.

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Ken Hall was named vice president for news at Ottaway Newspapers in 2002 after six years as executive editor of the Traverse City Record-Eagle in Michigan. Before that, he was editor of the Daily Star in Oneonta, N.Y., and editor and reporter at two newspapers in Vermont. He began his career in news at WVIP, a radio station in Mt. Kisco, N.Y. Mr. Hall earned a bachelor’s degree in sociology from Princeton University and a master’s degree in communications from Stanford University.

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John P. Kinney is senior vice president, operations of Ottaway Newspapers.  He is responsible for operational oversight at the group’s community divisions. He has served as reporter, editor, general manager or publisher at six Ottaway papers and its news service during his career. After two years at Georgetown University and service in the U.S. Army, he got his start in journalism in 1969 as a reporter at the then Port Jervis, N.Y., Union-Gazette. He is a past president of the Massachusetts Newspaper Publishers’ Association.

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Andrew Langhoff has been general counsel of Ottaway Newspapers in 2003 and took on the role of vice president for Internet development in 2004. Before coming to Ottaway, Mr. Langhoff was vice president, business development, for the technology firm Virage. He also worked for Walt Disney where he was responsible for launching Internet sites such as ABCNEWS.com and ESPN.com. He supervised the day-to-day legal affairs of Capital Cities/ABC and was a litigator at the firm White & Case. Mr. Langhoff is a graduate of Tufts University and the University of Virginia Law School.

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James A. Moss was recently named  as chief franchise development officer for Ottaway Newspapers, where he assists corporate executives and publishers in identifying franchise-expansion opportunities. He is also chairman of the Times Herald-Record newspaper in Middletown, N.Y. He served as president and publisher of the Times Herald-Record from 1996 through 2005, after six years as publisher of the Centre Daily Times in State College, Pennsylvania. Mr. Moss spent 25 years as an executive in the Knight-Ridder newspaper group and The Washington Post. He attended Howard University and graduated from American University. Mr. Moss serves on the board of directors for the National Association of Minority Media Executives and the board of directors of the Newspaper Association of America.

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Catherine D. Paffenroth has been vice president, human resources for Ottaway Newspapers since 2005. She started in Ottaway’s accounting department, became chief accountant and was named director of employee relations in 1988. She was promoted to assistant vice president, employee relations, in 1994 and assistant vice president, human resources, in 2003.  Ms. Paffenroth received a bachelor’s degree in finance from Mercy College. She is a past member of the board of directors of the Media Human Resources Association.

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Ron Regan is vice president, information services for Ottaway Newspapers, a position he has held since 1997. He currently is leading a major initiative to upgrade the company’s communications-network infrastructure and to replace the newspaper and Internet content-management systems as well as the core circulation and advertising technologies. Prior to Ottaway, Mr. Regan worked for Nynex and has a bachelor’s degree from St. John’s University.

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William A. Zurilla has been vice president and chief financial officer of Ottaway Newspapers since 1999. He joined Ottaway in 1984 as assistant controller after working for organizations such as Brill Media in Evansville, Ind.. Worrell Newspapers in Charlottesville, Va., and Arthur D. Andersen & Company in Washington, D.C. He is a past president of International Newspaper Financial Executives and received a bachelor’s degree from Pennsylvania State University and an M.B.A. from Syracuse University.

Corporate Staff Executives

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William A. Godfrey, III has been vice president and chief information officer of Dow Jones since February 1999 and is responsible for the Company’s information technology services operations.  Prior to joining Dow Jones, Mr. Godfrey had been senior vice president of Information Technology Services at Hartford Life Inc., where he was a member of the company’s senior leadership team and responsible for the company’s Technology division, and previously held management positions at Fleet Financial Group, Cigna Corp and Electronic Data Systems Group.  Mr. Godfrey received a bachelor’s degree from the University of Massachusetts, where he majored in finance.

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James A. Scaduto has been vice president, human resources of Dow Jones since July 1995.  Mr. Scaduto joined Dow Jones in 1986 as legal counsel and in 1990 became associate general counsel.  Mr. Scaduto received a bachelor’s degree from Duke University, where he majored in accounting, and earned his doctor of laws degree from Fordham University.

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Joseph A. Stern is senior vice president, general counsel and corporate secretary of Dow Jones.  Prior to joining Dow Jones in February 2005, Mr. Stern was a partner in the New York law firm Fried, Frank, Harris, Shriver & Jacobson LLP.  Mr. Stern received his bachelor’s degree from Yale College and a doctor of laws degree from Yale Law School.

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Christopher W. Vieth has been chief financial officer and vice president of Dow Jones since July 2002 and is responsible for all finance, accounting, treasury and tax functions of the Company, as well as investor relations, internal audit, general services and facilities.  Mr. Vieth joined Dow Jones as comptroller in July 2000.  Before joining Dow Jones, he had been vice president and corporate controller of Barnes and Noble and had previously held finance positions at Amerada Hess Corporation.  Mr. Vieth received a bachelor’s degree in accounting from St. Francis University and is a certified public accountant.  He is an advisory council member of Villanova University’s Center for Responsible Leadership and Governance.